Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Blue Gold Limited

Mourant Governance Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grand Cayman, KY1-1108, Cayman Islands

We hereby consent to the incorporation by reference in this Form F-1 to be filed on or about May 20, 2026 of our report dated April 28, 2026, relating to the consolidated financial statements of Blue Gold Limited, included in the Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 (the “Registration Statement”) for the year ended December 31, 2025.

We also consent to the reference to us under the heading “Auditors” in the Registration Statement.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

May 20, 2026

PKF Littlejohn LLP, Chartered Accountants. A list of members’ names is available at the address below. PKF Littlejohn LLP is a limited liability partnership registered in England and Wales No. OC342572. Registered office at 30 Chruchill Place,
London E14 5RE. PKF Littlejohn LLP is a member of PKF Global, the network of member firms of PKF International Limited, each of which is a separate and independent legal entity and does not accept any responsibility or liability for the actions or
inactions of any individual member or correspondent firm(s).	PKF Littlejohn LLP 30 Churchill Place Canary Wharf, London E14 5RE T: +44 (0)20 7516 2200 pkf-l.com